UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[X] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a-12

IVAX Diagnostics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[   ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)     Title of each class of securities to which transaction applies:

(2)     Aggregate number of securities to which transaction applies:

(3)     Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)     Proposed maximum aggregate value of transaction:

(5)     Total fee paid:

[   ]     Fee paid previously with preliminary materials.

[   ]     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)     Amount Previously Paid:

(2)     Form, Schedule or Registration Statement No.:

(3)     Filing Party:

(4)     Date Filed:

IVAX Diagnostics, Inc.
2140 North Miami Avenue
Miami, Florida 33127

May 27, 2011

Dear Stockholder:

We are writing to again remind you of the importance of voting your shares of our Common Stock on the proposals to be considered at our upcoming 2011 Annual Meeting of Stockholders, which has been rescheduled to be held on June 10, 2011. According to our latest records, we have not yet received your vote. The Annual Meeting is now only a short time away, and it is therefore important that you promptly sign and return your Proxy Card (or follow the telephone and Internet voting instructions on your Proxy Card), or promptly provide voting instructions to your broker, bank or other nominee, in order to make sure that your shares will be voted at the Annual Meeting in accordance with your desires.

We are asking that you vote “FOR” all of the proposals to be considered at the Annual Meeting, as recommended by our Board of Directors.

If you do not vote your shares of our common stock, then your failure to vote will have the same effect as a vote cast “AGAINST” three of the proposals to be considered at the Annual Meeting which are set forth in the proxy materials we previously mailed to you. We want to remind you that our ability to continue as a going concern is dependent upon receiving additional funds. Accordingly, we believe that if Proposals #1 and #3 are not approved at the Annual Meeting, then we may be required to curtail or reduce our operations, we may not be able to survive and any investment in our Company may be lost.

We previously mailed to you proxy materials for the Annual Meeting containing detailed descriptions of the proposals to be considered at the Annual Meeting. Please refer to the proxy materials for additional information. In the event that your proxy materials have been misplaced, we are enclosing for your use a duplicate Proxy Card and return envelope.

If you have recently mailed your Proxy Card (or voted by telephone or Internet) or provided voting instructions to your broker, bank or other nominee, then please accept my sincere appreciation and disregard this request.

If you have any questions or need assistance voting your shares, please call Georgeson Inc., our proxy solicitor for the Annual Meeting, toll-free at 1-866-297-1410.

We appreciate your time and consideration and your continued support of our Company.

Sincerely,

Kevin D. Clark,
President, Chief Executive Officer
and Chief Operating Officer